UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

BCB BANCORP, INC.

(Exact name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C
Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of BCB Community Bank (the “Bank”), wholly owned banking subsidiary of BCB Bancorp, Inc. (the “Company”), implemented a defined benefit supplemental executive retirement plan (the “SERP”) on December 29, 2021 for the benefit of Thomas M. Coughlin, President and Chief Executive Officer of the Bank (the “Executive”). The Bank has implemented the SERP to provide supplemental nonqualified pension benefits to the Executive and incentivize Executive to continue to make substantial contributions to the success of the Bank. The Executive also serves as President and Chief Executive Officer of the Company.

The SERP provides the Executive with supplemental retirement income payable in the form of a life annuity. Upon the Executive’s separation from service (as defined in the SERP) after reaching normal retirement age (age 65), for any reason other than death, benefit payments will commence on the first day of the second month following Executive’s separation from service, payable monthly and continuing for the Executive’s lifetime. The monthly benefit payment will be $10,000 (the “Normal Retirement Benefit”). Except as provided below, in the event Executive should incur a separation from service prior to normal retirement age, then upon reaching normal retirement age the Executive will receive 50% of the Normal Retirement Benefit in the case of a separation from service occurring prior to the end of calendar year 2022; 75% of the Normal Retirement Benefit in the case of a separation from service occurring prior to the end of the calendar year 2023; and 100% of the Normal Retirement Benefit in the case of a separation from service occurring at or after the end of calendar year 2023.

If the Executive is actively employed at the time of a change in control (as defined in the SERP) and incurs a separation from service within 24 months after the change in control, except a separation from service for cause (as defined in the SERP), the Executive will receive 100% of the Normal Retirement Benefit upon reaching normal retirement age. The SERP also provides that in connection with such a change in control, a rabbi trust will be formed into which assets will be contributed to provide the Bank or its successor with a source of funds to satisfy the obligations under the SERP. In the event the Executive experiences a separation from service for cause, the Executive will forfeit his entire SERP benefit, regardless of vesting.

In the event the Executive dies while in active service with the Bank, his beneficiary will receive a lump sum payment equal to his account balance (the liability accrued by the Bank under generally accepted accounting principles as of such date) at the time of death in a single lump sum within 60 days of the date of death. In the event the Executive dies after a separation from service but before receiving 180 monthly payments, his beneficiary will receive the monthly benefit payments that Executive was entitled to at the time of his death until 180 monthly payments have been made. If the Executive has already received 180 monthly payments at the time of his death, his beneficiary will not be entitled to a death benefit.

Except in the case of a separation from service following a change in control, the SERP provides that for a period of one year following his separation from service, the Executive will not (i) cause any employee of the Bank to terminate his or her employment and accept employment or become affiliated with any business whatsoever which competes with the business of the Bank, or (ii) cause any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

The foregoing summary of the SERP does not purport to be complete and is qualified in its entirety by reference to a copy of the SERP which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Other Exhibits.

(d)    Exhibits

Number	Description

10.1	BCB Community Bank Supplemental Executive Retirement Plan adopted as of December 29, 2021 for the benefit of Thomas M. Coughlin

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: January 3, 2022	By:	/s/ Ryan Blake
Ryan Blake
Senior Vice President and Chief Operating Officer
(Duly Authorized Representative)

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